UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2011

PRESTIGE BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32433 (Commission File Number)	20-1297589 (IRS Employer Identification No.)

90 North Broadway, Irvington, New York 10533
 (Address of Principal Executive Offices)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 6, 2011, Prestige Brands Holdings, Inc. (the “Company”) completed its previously announced acquisition of certain assets comprising the Dramamine® business in the United States, including the Dramamine® trademark in the United States and inventory (collectively, the “Dramamine Assets”), from McNEIL-PPC, Inc. (the “Seller”) pursuant to a definitive asset purchase agreement dated as of December 15, 2010 (the “Purchase Agreement”), by and between the Seller and the Company.  A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on December 17, 2010, and is incorporated herein by reference as though it was fully set forth herein.  The purchase price was $76.0 million in cash, subject to a post-closing inventory adjustment based upon a targeted inventory value of $700,000.  The purchase price was funded by cash on hand.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Financial statements with respect to the Dramamine Assets are not required because none of the conditions set forth in Rule 1-02(w) of Regulation S-X exceeds twenty percent (20%).

(b)           Pro Forma Financial Information.

Pro forma financial information with respect to the Dramamine Assets are not required because no separate financial statements relative to the Dramamine Assets will be presented and none of the conditions set forth in Rule 1-02(w) of Regulation S-X exceeds twenty percent (20%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: January 11, 2011

By: /s/ Eric S. Klee
Name: Eric S. Klee Title: Secretary and General Counsel